Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Exscientia plc of our report dated June 21, 2021 relating to the financial statements of Exscientia Limited, which appears in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-259431) of Exscientia plc.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
October 18, 2021